CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers,” “Financial Statements and Experts” and “Financial Highlights” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of Touchstone Institutional Funds Trust, to the incorporation by reference of our report dated November 22, 2019, on the financial statements and financial highlights of Touchstone Sands Capital Select Growth Fund, a series of Touchstone Funds Group Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2019 in this Registration Statement, filed with the Securities and Exchange Commission, and to the incorporation by reference of our report dated February 20, 2020 on the financial statements and financial highlights of Touchstone Sands Capital Institutional Growth Fund, a series of Touchstone Institutional Funds Trust, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2019 in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
October 15, 2020